EXHIBIT 28.1

                ANNUAL STATEMENT AS TO COMPLIANCE

      The  undersigned,  Gregory J. Witherspoon,  Executive  Vice
President - Finance and Chief Financial Officer of Aames  Capital
Corporation (the "Servicer"), in its capacity as Servicer under the following:

     Pooling and Servicing Agreement with respect to Registrant's
     Mortgage  Pass-Through Certificates,  Series  1995-C,  dated
     September 1, 1995

     Pooling and Servicing Agreement with respect to Registrant's
     Mortgage  Pass-Through Certificates,  Series  1995-D,  dated
     December 1, 1995

     Pooling and Servicing Agreement with respect to Registrant's
     Mortgage  Pass-Through Certificates,  Series  1996-A,  dated
     March 1, 1996

     Pooling and Servicing Agreement with respect to Registrant's
     Mortgage  Pass-Through Certificates,  Series  1996-B,  dated
     June 1, 1996.

(collectively, the "Pooling and Servicing Agreements"), does hereby certify pursuant to Section 3.10 of the Pooling and Servicing Agreements that as of the date given below:

              (a) a review of the activities of the Servicer for the fiscal year ended June 30, 1996 and of its performance under the Pooling and Servicing Agreements has been made under my supervision, and

              (b) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its material obligations under the Pooling and Servicing Agreements throughout such year.

      IN WITNESS WHEREOF, I have hereunto signed my name as of this 27th day of September, 1996.


                                     /s/Gregory  J. Witherspoon
                              --------------------------------------
                               Gregory J. Witherspoon
                               Executive Vice President - Finance
                               and  Chief  Financial Officer